OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
 OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
 REMITTANCE REPORT
 REPORTING MONTH:             June-00                   Page 1 of 6



                                                     Scheduled Principal Balance of Contracts
        --------------------------------------------------------------------------------------------------------------------------

        Beginning                                                                                                    Ending
        Principal                 Scheduled         Prepaid           Liquidated          Contracts                Principal
        Balance                   Principal         Principal         Principal           Repurchased                Balance
        --------------------------------------------------------------------------------------------------------------------------


         278,663,842.52          (281,769.95)      (759,857.02)       (357,211.33)             0.00            277,265,004.22
        ==========================================================================================================================




Scheduled                                    Scheduled                                       Amount
Gross                  Servicing             Pass Thru             Liquidation            Available for
Interest                Fee                   Interest              Proceeds               Distribution
------------------------------------------------------------------------------------------------------------


  2,199,940.06        232,219.87          1,967,720.19             219,843.79              3,461,410.82
============================================================================================================



                                                     Certificate Account
        ------------------------------------------------------------------------------------------------------------------------

                Beginning                  Deposits                                           Investment             Ending
                 Balance         Principal           Interest         Distributions           Interest               Balance
        ------------------------------------------------------------------------------------------------------------------------

                759,481.01      1,386,560.63       2,116,152.07       (3,370,189.59)            3,243.41            895,247.53
        ========================================================================================================================






                                        P&I Advances at Distribution Date
               -------------------------------------------------------------------------------------

                     Beginning             Recovered              Current              Ending
                      Balance              Advances               Advances             Balance
               -------------------------------------------------------------------------------------


                     1,162,945.30         (1,138,232.73)         1,010,349.50       1,035,062.07
               =====================================================================================





 OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
 OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
 REMITTANCE REPORT
 REPORTING MONTH:             June-00                   Page 2 of 6





Class B Crossover Test                                                                            Test Met?
----------------------------------------------------------------------------                    -----------
(a) Remittance date on or after June 2004                                                              N

(b) Average 60 day Delinquency rate <=               5.5%                                              Y



(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                June 2004 -  Nov. 2005               7%                                                N
                Dec. 2005 - Nov. 2006                8%                                                N
                Dec. 2006 - May 2008                 9.5%                                              N
                June 2008 and After                  10.5%                                             N


(e) Current realized loss ratio <=                   3.00%                                             Y

(f) Does subordinated cert. percentage equal or
     exceed                                          42.888%
     of stated scheduled pool balance

                Beginning M balances                                               29,824,000.00
                Beginning B balances                                               30,411,000.00
                Overcollateralization                                              10,615,654.04
                                                                                 ----------------
                                                                                   70,850,654.04
                Divided by beginning pool
                balance                                                           278,663,842.52
                                                                                 ----------------
                                                                                         25.425%       N
                                                                                 ================




Average 60 day delinquency ratio:

                              Over 60s            Pool Balance          %
                        -----------------------------------------------------

Current Mo                  7,294,552.56          277,265,004.22      2.63%
1st Preceding Mo            5,625,878.42          278,663,842.52      2.02%
2nd Preceding Mo            4,579,362.03          279,820,985.88      1.64%
                                                          Divided by    3
                                                                      ------
                                                                      2.10%
                                                                      ======



Cumulative loss ratio:

                           Cumulative losses              223,973.61
                                             ------------------------
Divided by Initial Certificate Principal              293,828,355.98  0.76%
                                                                      ======


Current realized loss ratio:
                        Liquidation                   Pool
                               Losses                Balance
                        ---------------------------------------------




Current Mo                        137,367.54          278,663,842.52
1st Preceding Mo                   30,451.80          279,820,985.88
2nd Preceding Mo                   49,809.67          281,371,435.79
                        ---------------------------------------------
                                  217,629.01          279,952,088.06
                                                                      0.311%
                                                                      =======



OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:             June-00                   Page 3 of 6






                                                            Delinquency Analysis

                                            31 to 59 days                   60 to 89 days          90 days and Over
              No. of      Principal                 Principal                 Principal               Principal
              Loans       Balance         #          Balance          #        Balance        #        Balance
          -------------------------------------------------------------------------------------------------------------


Non Repos     5,415     274,244,356.82     83       3,344,927.23     49      2,235,884.17    39       2,098,372.01

    Repos        75       3,020,647.40      1          60,351.02      9        355,077.02    65       2,605,219.36
          -------------------------------------------------------------------------------------------------------------

    Total     5,490     277,265,004.22     84       3,405,278.25     58      2,590,961.19   104       4,703,591.37
          =============================================================================================================



                                                                            Repossession Analysis
                                            Active Repos                   Reversal       Current Month
                Total Delinq.                 Outstanding                  (Redemption)        Repos              Cumulative Repos
                         Principal                     Principal             Principal             Principal               Principal
               #          Balance             #          Balance      #        Balance      #       Balance       #          Balance
------------------------------------------------------------------------------------------------------------------------------------

Non Repos     171          7,679,183.41       75       3,020,647.40    0         0.00       31    1,390,571.29   91     3,650,174.97

    Repos      75          3,020,647.40
             ---------------------------

    Total     246         10,699,830.81
             ===========================

              4.5%                3.86%
             ===========================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:             June-00                   Page 4 of 6


REPOSSESSION LIQUIDATION REPORT



                                Liquidated                                                                                 Net
    Account     Customer        Principal            Sales           Insur.           Total          Repossession      Liquidation
    Number        Name           Balance            Proceeds         Refunds         Proceeds          Expenses          Proceeds
------------------------------------------------------------------------------------------------------------------------------------
   2041770 JAMES L MILLER         49,360.59          46,900.00          0.00          46,900.00        10,437.00          36,463.00
   2045334 MYRON K FLEMING        25,354.13          24,800.00        800.43          25,600.43         6,419.00          19,181.43
   2050946 MICHAEL T BREEDEN      38,886.86          39,900.00        549.12          40,449.12         6,872.00          33,577.12
   2053726 WALT E HETMEYER        48,332.15          36,500.00      2,035.33          38,535.33         6,770.00          31,765.33
   2054435 ERIC BENNETT           34,773.91          34,500.00      1,558.82          36,058.82         6,710.00          29,348.82
   2055838 BICHNGUYEN PARKER      24,904.70          24,000.00        787.07          24,787.07         6,395.00          18,392.07
   2059327 TAMMY BROCK            21,966.84          25,400.00        270.13          25,670.13         6,437.00          19,233.13
   2065506 STEPHEN R WILLIS       74,163.73          47,580.00      4,597.61          52,177.61        10,457.40          41,720.21
   2073732 RONNIE S MANIGULT      22,405.73          22,000.00        330.63          22,330.63         6,335.00          15,995.63
   2077998 HOWARD I MILLER        17,062.69           4,500.00        296.21           4,796.21         1,100.00           3,696.21
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                                                                           0.00                                0.00
                                ----------------------------------------------------------------------------------------------------
                                 357,211.33         306,080.00     11,225.35         317,305.35        67,932.40         249,372.95
                                ====================================================================================================





                                                                           Net              Current
     Account                         Unrecov.                          Pass Thru          Period Net        Cumulative
    Number        Name               Advances         FHA Ins           Proceeds          Gain/(Loss)       Gain/(Loss)
   ------------------------------------------------------------------------------------------------------------------------
   2041770 JAMES L MILLER            4,224.80         0.00             32,238.20       (17,122.39)
   2045334 MYRON K FLEMING           2,262.91         0.00             16,918.52        (8,435.61)
   2050946 MICHAEL T BREEDEN         3,114.39         0.00             30,462.73        (8,424.13)
   2053726 WALT E HETMEYER           3,568.22         0.00             28,197.11       (20,135.04)
   2054435 ERIC BENNETT              2,561.59         0.00             26,787.23        (7,986.68)
   2055838 BICHNGUYEN PARKER         1,783.12         0.00             16,608.95        (8,295.75)
   2059327 TAMMY BROCK               2,824.79         0.00             16,408.34        (5,558.50)
   2065506 STEPHEN R WILLIS          5,301.73         0.00             36,418.48       (37,745.25)
   2073732 RONNIE S MANIGULT         2,231.96         0.00             13,763.67        (8,642.06)
   2077998 HOWARD I MILLER           1,655.65         0.00              2,040.56       (15,022.13)
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                                                            0.00             0.00
                                     ---------------------------------------------------------------------------------
                                     29,529.16        0.00            219,843.79      (137,367.54)       (223,973.61)
                                     =================================================================================


                                                                                                               #DIV/0!
                                                                                                         =============


OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:             June-00                   Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                                               Beginning           Beginning
Senior                              Original Certificate      Certificate     Principal Shortfall  Current Principal        Current
Certificates                              Balance               Balance          Carry-Over             Due           Principal Paid
A-1                                   224,778,000.00       207,813,188.48            0.00          1,398,838.30         1,398,838.30





                                      ----------------------------------------------------------------------------------------------
Total Certificate Principal Bal.      224,778,000.00       207,813,188.48            0.00         1,398,838.30         1,398,838.30
                                      ==============================================================================================



                                                         Accelerated
                                  Ending Principal        Principal              Ending                               Principal Paid
Senior                             Shortfall Carry-     Distribution          Certificate                               Per $1,000
Certificates                           Over                Amount               Balance             Pool Factor        Denomination

A-1                                    0.00             133,321.52        206,281,028.66             91.77100%           6.81632




                                ------------------------------------------------------------
Total Certificate Principal Bal.         0.00            133,321.52        206,281,028.66
                                 ============================================================


                                                            Beginning             Beginning
Subordinate                         Original Certificate   Certificate       Principal Shortfall  Current Principal        Current
Certificates                              Balance             Balance             Carry-Over              Due         Principal Paid

M-1                                   18,658,000.00        18,658,000.00             0.00                 0.00                 0.00
M-1 Outstanding Writedown                                           0.00

M-2                                   11,166,000.00        11,166,000.00             0.00                 0.00                 0.00
M-2 Outstanding Writedown                                           0.00

B-1                                   13,516,000.00        13,516,000.00             0.00                 0.00                 0.00
B-1 Outstanding Writedown                                           0.00

B-2                                   16,895,000.00        16,895,000.00             0.00                 0.00                 0.00
B-2 Outstanding Writedown                                           0.00

Excess Asset Principal Balance         8,815,355.98        10,615,654.04
                                    ------------------------------------------------------------------------------------------------

Total Excluding Writedown Balances    69,050,355.98        70,850,654.04             0.00                     0.00              0.00
                                    ================================================================================================

All Certificates Excluding
  Writedown Balances                 293,828,355.98       278,663,842.52             0.00             1,398,838.30      1,398,838.30
                                    ================================================================================================


                                                                         Accelerated
                                       Ending Principal      Current       Principal        Ending                   Principal Paid
     Subordinate                        Shortfall Carry-   Writedown/   Distribution     Certificate                    Per $1,000
     Certificates                             Over         (Writeup)       Amount         Balance       Pool Factor   Denomination

M-1                                          0.00           0.00                       18,658,000.00    100.00000%       0.00000
M-1 Outstanding Writedown                                   0.00                                0.00

M-2                                          0.00           0.00                       11,166,000.00    100.00000%       0.00000
M-2 Outstanding Writedown                                   0.00                                0.00

B-1                                          0.00           0.00                       13,516,000.00    100.00000%       0.00000
B-1 Outstanding Writedown                                   0.00                                0.00

B-2                                          0.00           0.00                       16,895,000.00    100.00000%       0.00000
B-2 Outstanding Writedown                                   0.00                                0.00

Excess Asset Principal Balance                                       (133,321.52)      10,748,975.56
                                  -------------------------------------------------------------------

Total Excluding Writedown Balances           0.00           0.00     (133,321.52)      70,983,975.56
                                  ===================================================================

All Certificates Excluding
  Writedown Balances                         0.00           0.00            0.00        277,265,004.22
                                  ====================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E                REPORT DATE:   7/10/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:             June-00                   Page 6 of 6


CERTIFICATE INTEREST ANALYSIS

                                                                      Current                               Interest
                  Pass     Beginning Carry-                         Carry-Over                  Ending      Paid Per
Senior           Through    Over Priority     Current Priority   Priority Interest            Carry-Over     $1,000    Total Class
Certificates      Rate     Interest Balance   Interest Accrual        Accrual        Paid      Balance    Denomination  Distribution
A-1              7.6080%           0.00        1,317,535.61           0.00      1,317,535.61      0.00      5.86150     2,849,695.43




                                   -------------------------------------------------------------------                  ------------
Total                              0.00       1,317,535.61            0.00      1,317,535.61      0.00                  2,849,695.43
                                   ===================================================================                  ============


                                                                         Current                                  Ending
                 Pass         Beginning Carry-                          Carry-Over                              Carry-Over
Subordinate     Through        Over Priority     Current Priority    Priority Interest  Priority Interest    Priority Interest
Certificates     Rate         Interest Balance   Interest Accured         Accured              Paid               Balance

M-1            8.2970%               0.00          129,004.52                0.00         129,004.52                0.00


M-2            8.4000%               0.00           78,162.00                0.00          78,162.00                0.00


B-1            7.8000%               0.00           87,854.00                0.00          87,854.00                0.00


B-2            6.0000%               0.00           84,475.00                0.00          84,475.00                0.00


X                            1,886,904.13          270,689.06                0.00               0.00        2,157,593.19

R                                    0.00                0.00                0.00               0.00                0.00

Service Fee    1.0000%               0.00          232,219.87                0.00         232,219.87                0.00
               ------------------------------------------------------------------------------------------------------------------

Total                        1,886,904.13          882,404.45                0.00         611,715.39        2,157,593.19
               ==================================================================================================================

All Certificates             1,886,904.13        2,199,940.06                0.00       1,929,251.00        2,157,593.19
               ==================================================================================================================


                           Beginning                            Current                                Ending           Interest
                            Carry-Over          Current         Carry-Over                            Carry-Over         Paid Per
Subordinate                 Writedown          Writedown        Writedown          Writedown           Writedown          $1,000
Certificates               Int. Balance      Int. Accrued      Int. Accrued      Interest Paid       Int. Balance      Denomination

M-1                          0.00                0.00               0.00             0.00                  0.00          6.91417


M-2                          0.00                0.00               0.00             0.00                  0.00          7.00000


B-1                          0.00                0.00               0.00             0.00                  0.00          6.50000


B-2                          0.00                0.00               0.00             0.00                  0.00          5.00000


X

R

Service Fee
                 -----------------------------------------------------------------------------------------------

Total                        0.00                0.00               0.00             0.00                  0.00
                 ===============================================================================================

All Certificates             0.00                0.00               0.00             0.00                  0.00
                 ===============================================================================================





Subordinate                                        Total Class
Certificates                                       Distribution

M-1                                                129,004.52


M-2                                                 78,162.00


B-1                                                 87,854.00


B-2                                                 84,475.00


X                                                        0.00

R                                                        0.00

Service Fee                                        232,219.87
                                         ---------------------

Total                                              611,715.39
                                         =====================

All Certificates                                 3,461,410.82
                                         =====================

    Cumulative X Interest Shortfall              2,157,593.19
    Cumulative Accelerated Prin. Disb.          (1,933,619.58)
                                         ---------------------
                                                   223,973.61
                                         =====================